Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Motient Corporation Equity Incentive Plan of our report dated February 22, 2006, with respect to the consolidated financial statements of Mobile Satellite Ventures LP included in Motient Corporation's Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, VA

August 21, 2006